Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-63020, 333-113834, and 333-38765), Form S-4 (Nos. 333-11742, 333-38759, and 333-70522) and Form S-8 (Nos. 333-112107, 333-71063, and 333-44742) of Armor Holdings, Inc. of our report dated February 23, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Pricewaterhouse Coopers
Jacksonville, Florida
February 26, 2007